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                                                                   EXHIBIT 10.29

                            STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT dated as of April 24, 1997 is made and entered into by and between Big V Holding Corp., a Delaware corporation ("Holding") and John Onufer (the "Pledgor").

                                    RECITALS
                                    --------

     A. The Pledgor has entered into a certain Management Stock Subscription Agreement dated as of April 24, 1997 by and between Holding and the Pledgor (the "Subscription Agreement") whereby Holding has agreed to issue and sell an aggregate of 2,200 shares of its common stock, par value $0.01 per share (the "Common Stock") to the Pledgor. Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Employment Agreement.

     B. On the date hereof the Pledgor is delivering a note or notes of Pledgor payable to Holding in the principal amount of $71,402.50 as of the date hereof (the "Indebtedness"), which Indebtedness is being incurred in connection with the sale of 2,200 shares of Common Stock to the Pledgor.

     C. The Pledgor wishes to grant further security and assurance to Holding in order to secure the payment of the principal and interest on the Indebtedness and to pledge to Holding all shares of Common Stock to be held by such Pledgor.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Pledge.  As collateral security for the full and timely payment of the
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principal of and interest on the Indebtedness, the Pledgor hereby delivers, deposits, pledges, transfers and assigns to Holding, in form transferable for delivery, and creates in Holding a security interest in 2,200 shares of Common Stock held by the Pledgor and all certificates or other instruments or documents evidencing the same now or hereafter owned by the Pledgor (together with any securities or property to be delivered to the Pledgor pursuant to Section 2(c) hereof, the "Pledged Securities").

     The Pledgor hereby delivers to Holding appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time hereafter.
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     2.  Administration of Security.  The following provisions shall govern the
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administration of the Pledged Securities:

         (a) So long as an Event of Default has not occurred and is continuing with respect to any Indebtedness (as used herein, "Event of Default" shall mean the occurrence of any event of default under any instrument evidencing any Indebtedness), the Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Stock Pledge Agreement, the Subscription Agreement, the Amended and Restated Shareholders' Agreement dated as of December 17, 1993 by and among the Holding and its stockholders (the "Shareholders' Agreement") or any instrument evidencing any Indebtedness, including voting the Pledged Securities and receiving all cash distributions thereon and giving consents, waivers and ratifications in respect thereof;

         (b)  If at any time, the Pledgor receives any proceeds from the sale by the Pledgor or any of the Pledgor's Permitted Transferees (as that term is defined in the Shareholders' Agreement) of any Common Stock to anyone, the Net Proceeds (as defined below) from such sale of Common Stock shall be applied to the prepayment first of the accrued and unpaid interest on any Indebtedness and then to the unpaid principal of any Indebtedness. The term "Net Proceeds" shall mean the total proceeds received from the sale of Common Stock, minus an amount
                                                                -----
equal to the sum of (i) the federal income tax liability that would be payable in respect of the gain recognized upon such sale, after giving effect to any state income tax liability described in clause (ii) below, assuming a tax rate equal to the maximum federal income tax rate on long-term capital gains in effect at the time of sale, and (ii) any state income tax liability that would be payable in respect of such gain, assuming the maximum applicable state income tax rate on sales of such securities.

         (c) If, while this Stock Pledge Agreement is in effect, the Pledgor (or any of the Pledgor's Permitted Transferees) shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Securities, or otherwise, the Pledgor and each of the Pledgor's Permitted Transferees agree to accept the same as Holding's agent and to hold the same in trust on behalf of and for the benefit of Holding and to deliver the same forthwith to Holding in the exact form received, with the endorsement of the Pledgor and the Pledgor's Permitted Transferees when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by Holding, subject to the terms of this Stock Pledge Agreement, as additional collateral security for the Indebtedness. Notwithstanding the foregoing, it is agreed that the Pledgor or any of the Pledgor's Permitted Transferees may exercise any option or right received as contemplated in the preceding sentence, and Holding will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor or the Pledgor's Permitted Transferees and the securities received upon such exercise of any such option or right shall thereafter be held by Holding as contemplated by the preceding sentence.

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         (d)   The Pledgor and each of the Pledgor's Permitted Transferees shall immediately upon request by Holding and in confirmation of the security interests hereby created, execute and deliver to Holding such further instruments, deeds, transfers, assurances and agreements, in form and substance as Holding shall request, including any financing statements and amendments thereto, or any other documents, as required under Delaware law and any other applicable law to protect the security interests created hereunder and to enable Holding to exercise its rights hereunder.

         (e) If at any time, Holding exercises its right as set forth in the Shareholders' Agreement to purchase the Pledged Securities, or the Pledgor exercises his right as set forth in the Shareholders' Agreement to require Holding to purchase the Pledged Securities, then the cash payable for the Pledged Securities so purchased shall be the difference between the Put Price or the Call Price, as applicable (as those terms are defined in the Shareholders' Agreement), and the outstanding principal balance and accrued but unpaid interest then due in respect of the Indebtedness.

         (f) Subject to any sale by Holding or other disposition by Holding of the Pledged Securities or other property pursuant to this Stock Pledge Agreement and subject to Section 5 below, the Pledged Securities shall be returned to the Pledgor or such Pledgor's Permitted Transferees upon payment in full of the unpaid principal of, accrued interest on and any other amounts due in respect of the Indebtedness.

     3.  Remedies in Case of an Event of Default.
         ---------------------------------------

         (a) In case of an Event of Default shall have occurred and be continuing, Holding shall have in each case all of the remedies of a secured party under the Delaware Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Securities, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that Holding shall give ten days' notice to the Pledgor of the time and place of any sale pursuant to this
Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Holding shall, in its sole discretion, determine, the Pledgor and the Pledgor's Permitted Transferees hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale Holding may bid for and purchase the whole or any part of the Pledged Securities so sold free from any such right or equity of redemption. Holding shall apply the proceeds of any such sale first to the payment of all costs and expenses,
                          -----
including reasonable attorneys' fees, incurred by Holding in enforcing its rights under this Stock Pledge Agreement, second to the payment of accrued and
                                          ------
unpaid interest on and then of unpaid principal of the Indebtedness of the Pledgor and third to any other amounts due on the Indebtedness.
            -----

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         (b)   The Pledgor and the Pledgor's Permitted Transferees recognize that Holding may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), or in the rules and regulations promulgated thereunder, or in applicable state securities or "blue sky" laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor and the Pledgor's Permitted Transferees agree that private sale so made may be at prices and on other terms less favorable to the seller and that Holding has no obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the registration of the Pledged Securities for public sale under the Act and under applicable state securities or "blue sky" laws. The Pledgor and the Pledgor's Permitted Transferees agree that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by Holding pursuant to this Section 3 of the Pledged Securities, the Pledgor and each of the Pledgor's Permitted Transferee will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use their best efforts to secure the same.

         (d) Neither failure nor delay on the part of Holding to exercise any right, remedy power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege.

     4.  Pledgor's Obligations Not Affected.  The obligations of the Pledgor and
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each of the Pledgor's Permitted Transferees under this Stock Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement, the Shareholders' Agreement, or the Indebtedness or any assignment or transfer thereof; (b) any exercise or non-exercise by Holding of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Shareholders' Agreement or any instrument evidencing any Indebtedness, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension indulgence or other action or inaction in respect of this Stock Pledge Agreement, the Employment Agreement, the Shareholders' Agreement or any instrument evidencing any Indebtedness, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization arrangement, readjustment, composition, liquidation or the like, of Holding, whether or not the Pledgor and the Pledgor's Permitted Transferees shall have notice or knowledge of any of the foregoing.

     5.  Transfer by Pledge.  The Pledgor and the Pledgor's Permitted
         ------------------
Transferees will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or

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mortgage, pledge or otherwise encumber the Pledged Securities or any interest therein except as provided in the Employment Agreement and the Shareholders' Agreement. In the event of a sale, assignment, transfer or other disposition of or mortgage, pledge or other encumbrance of Pledged Securities pursuant to the Subscription Agreement or the Shareholders' Agreement, the Common Stock so sold, assigned, transferred or otherwise disposed of or mortgaged, pledged or otherwise encumbered shall remain subject to the provisions of this Stock Pledge Agreement and of the Shareholders' Agreement and the purchaser, assignee, transferee or other acquirer, mortgagee or pledgee shall agree in writing, in form and substance satisfactory to Holding, to be bound by all the terms of this Stock Pledge Agreement and of the Shareholders' Agreement with the same force and effect as if such transferee were a party hereto.

     6.  Attorney-in-Fact.  Holding is hereby appointed the attorney-in-fact of
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the Pledgor and the Pledgor's Transferees for the purpose of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any instrument which Holding reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c) hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

     7.  Termination.  Upon payment in full of the unpaid principal of, accrued
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interest on and all other amounts payable in respect of the Indebtedness, this
Stock Pledge Agreement shall terminate and the Pledgor or the Pledgor's Permitted Transferees shall be entitled to the return of such of the Pledged Securities as have not theretofore been sold or otherwise applied pursuant to the provisions of this Stock Pledge Agreement.

     8.  Notices.  All notices or other communications required or permitted to
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be given hereunder shall be deemed delivered when delivered by hand or when sent by first class, certified mail, postage and fees prepaid, as follows:

     (i)   If to Holding:          Big V Holding Corp.
                                   c/o Thomas H. Lee Company
                                   75 State Street
                                   Boston, Massachusetts 02109

           Copy to:                Michael J. Riccio, Jr., Esq.
                                   Hutchins, Wheeler & Dittmar
                                   101 Federal Street
                                   Boston, Massachusetts 02110

     (ii)  If to the Executive:    To the address set forth below
                                   unless and until notice of another
                                   or different address shall be
                                   given as provided herein.

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     9.  Binding Effect, Successors and Assigns.  This Stock Pledge Agreement
         --------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Stock Pledge Agreement. No transfer of Pledged Securities of the Pledgor to the Pledgor's Permitted Transferees shall be permitted hereunder, and any such transfer shall be null and void, unless and until each such Permitted Transferee agrees in writing, in form and substance satisfactory to Big V Supermarkets, Inc. and Holding, to become bound by this Stock Pledge Agreement with respect to the Pledged Securities so transferred.

     10. Miscellaneous.  Holding and its assigns shall have no obligation in
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respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Stock Pledge Agreement. Neither this Stock Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Stock Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and each of the Pledgor's Permitted Transferees. The captions in this Stock Pledge Agreement are for convenience of reference only and shall not limited the provisions hereof. This Stock Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof. This Stock Pledge Agreement may be executed simultaneously in counterparts, each of which is an original, but all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge
Agreement to be executed and delivered on the date first above written.


                              BIG V HOLDING CORP.


                              By:  /s/ James A. Toopes, Jr.
                                   ------------------------
                                  Title:  Executive Vice President


                              /s/ John Onufer, Jr.
                              --------------------
                              Name:  John Onufer, Jr.

                              Address:  521 Barberry Lane
                                        New Windsor, NY  12553

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